UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

NOTOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Mural Street, Suite 600 Richmond Hill, Ontario, Canada	L4V 3G2
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

Tropic International Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Events

On October 9, 2018, the holders of a majority of the issued and outstanding common stock of Tropic International Inc. (the “Company”) on a fully-converted basis approved the following corporate actions:

(a)	a name change from Tropic International Inc. to Notox Technologies Corp. (the “Name Change”);

(b)	an authorized capital increase from 300,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”); and

(c)	an update to the Company’s existing bylaws by amending and restating them in their entirety to, among other things, reflect the Name Change (the “Bylaw Amendment”).

On November 19, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State in order to effect the Name Change and Authorized Capital Increase, a copy of which is attached to this current report on Form 8-K as Exhibit 3(i).5.

In order for the Name Change to be recognized on the OTCBB and OTCQB, the Financial Industry Regulatory Authority (“FINRA”) is required to process the corporate action. The Company is in the process of submitting the required documentation to FINRA, but will continue to trade under the symbol “TRPO” until such time as FINRA has declared the Name Change effective. Once FINRA has processed the corporate action, the Company plans to file a current report on Form 8-K to announce the effective date of the Name Change in the market as well as its new trading symbol.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description

3(i).5	Certificate of Amendment filed with the Nevada Secretary of State on November 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2018	TROPIC INTERNATIONAL INC.

	By:	/s/ John Marmora
John Marmora
President, Chief Financial Officer, Secretary, Treasurer, Director